SECOND AMENDMENT TO AMENDED AND
                          RESTATED LOAN AGREEMENT


     This SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is being entered into as of the 15th day of April, 1994, by and among PETROLEUM HELICOPTERS, INC., a Delaware corporation (the "Company"), NATIONSBANK OF TEXAS, N.A., a national banking association ("NationsBank"), WHITNEY NATIONAL BANK, a national banking association ("Whitney"), FIRST NATIONAL BANK OF COMMERCE, a national banking association ("FNBC", and together with NationsBank and Whitney, being hereinafter referred to collectively as the "Banks"), and NationsBank as agent for the Banks (in such capacity, the "Agent").

                          PRELIMINARY STATEMENTS

          (1) The Company, the Banks, and the Agent have entered into that certain Amended and Restated Loan Agreement, originally made as of January 31, 1986, as amended and restated in its entirety as of July 9, 1993 and as further amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of October 31, 1993 (such Loan Agreement, as amended and restated as aforesaid and as the same may be further amended from time to time, being hereinafter referred to as the "Loan Agreement"). Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

          (2) The Company, the Banks, and the Agent now wish to amend the Loan Agreement to provide, among other things, for the availability of eurodollar market rates of interest.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company, the Banks, and the Agent hereby agree as follows:

          1. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of Applicable Prime Rate in its entirety and replacing said definition with the following definition:

          "Applicable Prime Rate" shall mean in respect of any Prime Rate Borrowing a fluctuating rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the sum of the Prime Rate plus (i) 0.5% per annum for so long as the Leverage Ratio is greater than 5.25, (ii) 0.25% per annum for so long as the Leverage Ratio is greater than 4.75 but less than or equal to 5.25, or (iii) 0% for so long as the Leverage Ratio is less than or equal to 4.75.

          2. Section 1.01 of the Loan Agreement is hereby further amended by deleting the definition of Interest Payment
Date in its entirety and replacing said definition with the following definition:

          "Interest Payment Date" shall have the meaning set forth in Section 2.04.

          3. Section 1.01 of the Loan Agreement is hereby further amended by substituting the term "Section 2.14" for the term "Section 2.12" in the definition of "New Permitted Letter of Credit" in said section.

          4. Section 1.01 of the Loan Agreement is hereby further amended by deleting the definition of Permitted Letter of Credit in its entirety and replacing said definition with the following definition:

          "Permitted Letters of Credit" means, collectively, the Existing Permitted Letters of Credit and the New Permitted
     Letters of Credit.

          5. Section 1.01 of the Loan Agreement is hereby further amended by deleting the definition of Revolving Credit
Commitment in its entirety and replacing said definition with the following definition:

          "Revolving Credit Commitment" shall mean for each Bank at any time, that Bank's Ratable Share of $15,000,000, as such amount may be reduced from time to time pursuant to
     Section 2.10, less the amount of such Bank's Ratable Share of the Permitted Letter of Credit Amount at such time.

          6. Section 1.01 of the Loan Agreement is hereby further amended by adding the following definitions thereto:

          "Commitment Fee" means a fee payable by the Company pursuant to Subsection 2.07(a) in the amount of (i) 0.50% per annum for so long as the Leverage Ratio is greater than 4.75, or (ii) 0.375% for so long as the Leverage Ratio is less than or equal to 4.75 (in each case based on a year of 365 or 366 days, as the case may be, and actual days elapsed) on the daily average unused amount of the Commitments.

          "Issuing Bank" means NationsBank, in its capacity as issuer of the Permitted Letters of Credit.

          "Letter of Credit Reimbursement Agreement" means, with respect to a Permitted Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may be agreed upon by such Issuing Bank and the account party and as are not materially adverse to the interests of any Bank or the Agent; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

          "Leverage Ratio" means, for any period of four consecutive fiscal quarters of the Company, a quotient equal to (a) the sum of (i) Funded Debt of the Company and the Consolidated Subsidiaries for such period, and (ii) the product of (A) eight and (B) Rent Expense for such period, divided by (b) the sum of (i) Consolidated Net Income (or Consolidated Net Loss, as the case may be) for such period, and, (ii) to the extent actually deducted in computing such Consolidated Net Income (or Consolidated Net Loss), (A) Consolidated Interest Charges for such period, (B) depreciation and amortization expense of the Company and the Consolidated Subsidiaries for such period, (C) tax expense of the Company and the Consolidated Subsidiaries for such period, and (D) Rent Expense for such period.

          "LIBOR" means, with respect to any Rate Period, a per annum rate equal to the annual rate of interest determined by the Agent on the Business Day immediately preceding the first day of such Rate Period to be the annual rate of interest at which deposits in Dollars are offered by the principal office of the Agent to prime banks in the London interbank market for such Rate Period.

          "LIBOR Interest Payment Date" shall have the meaning set forth in Section 2.04.

          "LIBOR Loan" means the outstanding principal amount of any Loan that, during the Rate Period relating thereto, bears interest at the lesser of (i) the LIBOR Rate applicable during such Rate Period, and (ii) the Highest Lawful Rate in effect from time to time during such Rate Period.

          "LIBOR Margin" means a rate per annum equal to (i) 2.875% per annum for so long as the Leverage Ratio is greater than 5.25, (ii) 2.625% per annum for so long as the Leverage Ratio is greater than 4.75 but less than or equal to 5.25, or (iii) 2.375% for so long as the Leverage Ratio is less than or equal to 4.75.

          "LIBOR Rate" means, with respect to any Rate Period, a per annum rate equal to the sum of (i) LIBOR for such Rate Period, (ii) the LIBOR Margin applicable on the Business Day immediately preceding the first day of such Rate Period, and
     (iii) any applicable amount (including, without limitation, any reserves) of the type referred to in Subsection 2.13(d). Each determination of the LIBOR Rate made by the Agent in accordance with the immediately preceding sentence shall be conclusive except in the case of manifest error.

          "Notice of Conversion or Continuation" shall have the meaning set forth in Subsection 2.12(b).

          "Prime Rate Interest Payment Date" shall have the meaning set forth in Section 2.04.

          "Prime Rate Loan" means the outstanding principal amount of any Loan that bears interest at the lesser of (i) the Applicable Prime Rate and (ii) the Highest Lawful Rate in effect from time to time.

          "Rate Period" means with respect to any LIBOR Loan, the period commencing on the date of Borrowing applicable to such LIBOR Loan under Section 2.2 (or with respect to the outstanding principal amount of any Loan that is to be converted to, or continued as, a LIBOR Loan, the date of such conversion or continuation) and ending 30, 60, 90, 120, 180, 270 or 360 days thereafter, as the Company may specify in the Borrowing Request or the Notice of Conversion or Continuation, as the case may be, subject, however, to the early termination provisions set forth in Subsection 2.13(d).

          "Reimbursement Obligations" means the reimbursement or repayment obligations of the Company to the Issuing Banks pursuant to this Agreement or the Letter of Credit
     Reimbursement Agreements with respect to Permitted Letters of Credit issued for the account of the Company.

          "Rent Expense" means, for any period, all rental expenses of the Company and the Consolidated Subsidiaries for such period (other than rental expenses under Capital Leases), including without limitation, rental expense for leases of real, personal or intangible property of the Company and each Consolidated Subsidiary.

          7. Subsection 2.01(b) of the Loan Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing said clause with the following clause:

          (ii) the aggregate principal amount of the Capital Loans outstanding as of such date, which quarterly installment shall be payable on the last day of each January, April, July and October of each year, commencing July 31, 1993 and ending on the first such date (after the Conversion Date) on which the aggregate unpaid principal amount of the Capital Loans shall be paid in full by reason of quarterly installments paid as aforesaid and any prepayments made pursuant to
          Article 3 or otherwise (but in any event no later than October 31, 2000) (the "Capital Loan Termination Date").

          8. Subsection 2.02(b) of the Loan Agreement is hereby amended by deleting the phrase "Revolving Credit Commitment" in such Subsection and replacing said phrase with the phrase
"Ratable Share of $15,000,000".

          9. Subsection 2.03(a) of the Loan Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing said sentence with the following sentence:

          Each such Notice of Borrowing shall specify (i) the Borrowing Date, (ii) whether the Loans are to be Revolving Credit Loans or Capital Loans, (iii) the total amount of the proposed Loans (which shall be for not less than $1,000,000 and in an integral multiple of $250,000), (iv) whether such Loans are to be Prime Rate Loans or LIBOR Loans, and if such Loans are to be LIBOR Loans, the Rate Period applicable thereto, and (v) the amount to be borrowed from each Bank.

          10. Subsection 2.04(a) of the Loan Agreement is hereby amended by deleting said subsection in its entirety and replacing said subsection with the following subsection:

               (a)  The Loans shall bear interest prior to
          maturity (by acceleration or otherwise) at (i) for the Loans maintained as Prime Rate Loans at the lesser of
          (A) the Applicable Prime Rate and (B) the Highest Lawful Rate in effect from time to time and (ii) for the Loans maintained as LIBOR Loans, at the lesser of
          (A) the LIBOR Rate applicable during such Rate Period, and (B) the Highest Lawful Rate in effect from time to time during such Rate Period. Interest on the Prime Rate Loans shall be due and payable quarterly on (each a "Prime Rate Interest Payment Date") the last day of each January, April, July and October commencing on the last day of July, 1994, and on each such date thereafter until the date (after the Conversion Date) when all principal amounts outstanding under the Notes shall be paid in full and until the obligation of each Bank to make Revolving Credit Loans shall be terminated. Interest on each LIBOR Loan shall be due and payable on each Prime Rate Interest Payment Date, and, if not a Prime Rate Interest Payment Date, the last day of each Rate Period for such LIBOR Loan (each a "LIBOR Interest Payment Date" and, together with each Prime Rate Interest Payment Date, an "Interest Payment Date").

          11. Subsection 2.04(c) of the Loan Agreement is hereby amended by deleting said subsection in its entirety and replacing said subsection with the following subsection:

          (c) (i) If the Applicable Prime Rate, the LIBOR Rate or the Commitment Fee should become subject to adjustment in accordance with the definition of the term Applicable Prime Rate, LIBOR Margin or Commitment Fee, respectively, in
     Section 1.01, such adjustment shall:

               (A) be made upon receipt by the Banks of the quarterly financial statements required to be delivered pursuant to Section 7.01,

               (B)  be effective as of the first day of the
               fiscal quarter of the Company following the fiscal quarter reported upon in such financial statements, and

               (C) remain effective for each day thereafter until the first day of the fiscal quarter of the Company following the failure to meet or the exceeding of the requirements of the applicable clause of the definition of the term Applicable Prime Rate, LIBOR Margin or Commitment Fee, as applicable, in Section 1.01.

               (ii) In the event any such adjustment to the Applicable Prime Rate, the LIBOR Rate or the Commitment Fee, respectively, shall result in the amount of interest or fees paid to any Bank on a previous Interest Payment Date being more or less than the amount due on such Interest Payment Date calculated at the adjusted level, the amount of any overpayment or underpayment, as the case may be, to such Bank resulting therefrom shall be deducted from or added to, respectively, the amount of interest or fees due to such Bank on the next Interest Payment Date succeeding such adjustment to the Applicable Prime Rate, the LIBOR Rate or the Commitment Fee, respectively; provided, however that no deductions or additions shall occur after:

               (A) the Revolving Credit Termination Date with respect to interest or fees paid on any Revolving
               Credit Loan,

               (B)  the Capital Loan Termination Date with
               respect to any interest paid on any Capital Loan, or

               (C) the Conversion Date with respect to any fees paid with respect to the unused portion of the Capital Loan Commitments, and any adjustment to the Applicable Prime Rate, the LIBOR Rate or the Commitment Fee, respectively, that would otherwise require such deduction or addition after such date shall be of no effect.

               (iii) All adjustments to the Applicable Prime Rate, the LIBOR Rate or the Commitment Fee, respectively, provided for in this Subsection 2.04(c) and in the definition of Applicable Prime Rate, LIBOR Margin and Commitment Fee, respectively, in Section 1.01 shall be adequately supported, in the sole but reasonable discretion of the Banks, by the quarterly financial statements required to be delivered from the Company to the Banks pursuant to
     Section 7.01.

          12. Subsection 2.07(a) of the Loan Agreement is hereby amended by deleting said subsection in its entirety and replacing said subsection with the following subsection:

               (a) The Company agrees to pay to the Agent for the account of each Bank the Commitment Fee (i) for the Commitment Fee payable on the unused portion of the Revolving Credit Commitments, from and including the date of the most recent such payment preceding April 15, 1994 to and including the Revolving Credit Termination Date, and (ii) for the Commitment Fee payable on the unused portion of the Capital Loan Commitments, from and including the date of the most recent such payment preceding April 15, 1994, to and including the Conversion Date. The Commitment Fee shall be due and payable on each Prime Rate Interest Payment Date, and shall be computed for the period commencing with the day on which the Commitment Fee was last paid to but not including the day the Commitment Fee is due and payable; provided, however, that all amounts payable under this Agreement which constitute interest under applicable law shall not result in the payment of interest hereunder at a rate in excess of the Highest Lawful Rate.

          13. The Loan Agreement is hereby amended by replacing the terms "commitment fee" and "commitment fees" with the terms "Commitment Fee" and "Commitment Fees", respectively, in each place in which such terms appear in each of Subsections 2.07(b) and 2.08(a), Section 10.04 and Article 4.

          14. Section 2.10 of the Loan Agreement is hereby amended by deleting the phrase "Revolving Credit Notes" in such Section and replacing said phrase with the phrase "the Revolving
Credit Notes and the Permitted Letter of Credit Amount".

          15. The Loan Agreement is hereby amended by the deletion therefrom of Section 2.12 in its entirety and the addition thereto of the following Sections:

               2.12 Conversion and Continuation.

               (a) With respect to the principal amount of the Loans outstanding from time to time, subject to the terms and provisions of this Agreement, the Company shall have the option, to (a) convert on any Business Day all or any part of such outstanding principal amount maintained as a Prime Rate Loan at such time to a LIBOR Loan; provided, however, that each such LIBOR Loan shall be in a principal amount greater than or equal to $1,000,000 or an integral multiple of $500,000 in excess thereof, (b) convert all or any part of such outstanding principal amount maintained as a LIBOR Loan to a Prime Rate Loan on the last day of the Rate Period relating to such LIBOR Loan, or (c) effective as of the last day of any Rate Period during which the outstanding principal amount of a Loan is maintained as a LIBOR Loan, continue all or a portion of such outstanding principal amount as a LIBOR Loan and the succeeding Rate Period of each such continued LIBOR Loan shall commence on the last day of the Rate Period then ended; provided, however, that each such continued LIBOR Loan shall be in a principal amount greater than or equal to $1,000,000 or an integral multiple of $500,000 in excess thereof. Notwithstanding anything set forth herein, none of the outstanding principal amount of the Loans shall be converted to, or continued as, a LIBOR Loan if (y) the last day of the Rate Period relating to such LIBOR Loan does not occur on or before the Revolving Credit Termination Date or the Capital Loan Termination Date, as applicable, or (z) a Default or an Event of Default has occurred and is continuing.

               (b)  In the event the Company shall elect to
          convert or continue all or any part of the outstanding principal amount of a Loan as provided in the immediately preceding Subsection 2.12(a), the Company shall deliver a written notice to the Agent (each such notice, a "Notice of Conversion or Continuation") (y) with respect to the conversion of all or any part of a Loan to a LIBOR Loan or the continuation of any LIBOR Loan, no later than 11:00 a.m., Dallas, Texas time three Business Days in advance of the proposed conversion or continuation date, and (z) with respect to the conversion of all or any part of a LIBOR Loan to a Prime Rate Loan, no later than 11:00 a.m., Dallas, Texas time on the Business Day immediately preceding the proposed conversion date, specifying in each case
          (i) the amount of the outstanding principal amount of each Loan that is to be converted or continued, (ii) the date of such proposed conversion or continuation, which date shall be a Business Day, (iii) whether the proposed conversion is of (A) Prime Rate Loan(s) to LIBOR Loan(s), or (B) LIBOR Loan(s) to Prime Rate Loan(s), (iv) in the case of a conversion to, or continuation of, a LIBOR Loan, the requested Rate Period, (v) the aggregate principal amount of the Loans outstanding after giving effect to such conversion or continuation, and (vi) that no Default or Event of Default has occurred and is continuing. Each Notice of Conversion or Continuation shall be irrevocable and the Company shall be bound to convert or continue in accordance therewith.

               (c) If with respect to all or any part of the outstanding principal amount of any LIBOR Loan the Company fails to timely submit a Notice of Conversion or Continuation, such outstanding principal amount shall, effective as of the last day of the Rate Period relating thereto, automatically and without notice of any kind be converted to a Prime Rate Loan.

               2.13 Provisions Relating to LIBOR Loans.

               (a)  Notwithstanding anything set forth this
          Agreement, the Banks shall not be obligated to convert all or any part of the outstanding principal amount of any Loan maintained as a LIBOR Loan to a Prime Rate Loan until the last day of the Rate Period relating to such LIBOR Loan.

               (b) If the Company shall have requested a LIBOR Loan or requested that all or any part of the outstanding principal amount of any Loan be converted to, or continued as, a LIBOR Loan and the Agent in good faith determines (which determination shall be conclusive) that extraordinary circumstances make it impossible or impracticable to ascertain the applicable LIBOR Rate for the applicable Rate Period, the Agent shall select, in such manner as the Agent in its sole but reasonable discretion deems appropriate, an alternative LIBOR Rate (which shall not in any event exceed, at any time, the Highest Lawful Rate) and such alternative LIBOR Rate shall be the applicable LIBOR Rate for such Rate Period.

               (c) Notwithstanding anything set forth in this Agreement, if at any time the Agent in good faith determines (which determination shall be final and conclusive) that the introduction of, or any change in, any applicable law, rule, regulation or treaty or any change in the interpretation, application or administration thereof by any governmental or other regulatory authority charged with the interpretation, application or administration thereof shall make it unlawful for any of the Banks to maintain or fund any LIBOR Loan, the Agent shall give notice thereof to the Company and effective as of the date of such notice, and notwithstanding Subsection 2.13(a), the outstanding principal amount of such LIBOR Loan shall be converted to a Prime Rate Loan. Within five (5) Business Days after any Bank's written notice and demand therefor, the Company shall pay to such Bank such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable Law and to the extent such amount or amounts have not been included in the determination of the LIBOR Rate) as may be necessary to compensate such Bank for any direct or indirect costs and losses incurred by it under, in connection with or as a result of such conversion, but otherwise without penalty. If notice with respect to any LIBOR Loan has been given by the Agent pursuant to the foregoing provisions of this Subsection 2.13(c) then, unless and until the Agent notifies the Company that the circumstances giving rise to such notice no longer apply, the Banks shall have no obligation to make or convert all or any part of the outstanding principal amount of any Loan into a LIBOR Loan. Any claim by the Banks for compensation under this Subsection 2.13(c) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error.

               (d) In the event that any law, regulation, treaty or directive or any change therein or in the interpretation, application or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality, does or shall, as a result of, or with respect to, any LIBOR Loan:

                    (i)  subject such Bank to any tax, duty or
               other charge of any kind whatsoever with respect to this Agreement, any other Loan Document or all or any part of the outstanding principal amount of any Loan, or change the basis of taxation of payments to such Bank of principal, interest or any other amount payable hereunder or under any other Loan Document (except for changes in the rate of any tax presently imposed on such Bank);

                    (ii) impose, modify or hold applicable any
               reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank; or

                    (iii)  impose on such Bank any other
               condition;

          and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining advances or extensions of credit to the Company or to reduce any amount receivable from the Company thereunder then, in any such case (and to the extent not already included in the calculation of the applicable LIBOR Rate), the Company shall promptly pay to such Bank, within five (5) Business Days after such Bank's written notice and demand therefor, any amounts necessary to compensate such Bank for such additional cost or reduced amount receivable. Any claim by a Bank for compensation under this Subsection 2.13(d) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error. Nothing herein contained shall be construed or so operate as to require the Company to pay any interest, fees, costs or charges that shall cause the interest rate hereunder or under any other Loan Document to exceed the Highest Lawful Rate.

               (e)  In the event any prepayment under Section
          3.02 requires the Company to prepay a LIBOR Loan, or any part thereof, prior to the last day of the Rate Period relating thereto, within five (5) Business Days after the Agent's demand therefor the Company shall pay to the Agent such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable Law) as may be necessary to compensate the Banks for any costs and losses incurred by it under, in connection with or as a result of such prepayment.
          Any claim by the Agent for compensation under this Subsection 2.13(e) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error.

               (f) The Company may not prepay any LIBOR Loan before the last day of the Rate Period relating thereto, except for payments required under Section
          3.02.

                    2.14 Letters of Credit. Subject to the terms and conditions of this Agreement, the Company may request that the Issuing Bank issue, from time to time during the period commencing on June 14, 1994, and ending on the Business Day immediately prior to the Revolving Credit Termination Date, for the account of the Company through such of the Issuing Bank's branches as it and the Company may jointly agree, one or more letters of credit in accordance with this Section 2.14 and subject to the provisions of Section 8.16 (each such letter of credit issued in accordance with this
          Section 2.14, being individually referred to as a "New Permitted Letter of Credit" and collectively referred to as the "New Permitted Letters of Credit"). Notwithstanding the foregoing, the Issuing Bank shall not have any obligation to issue any New Permitted Letter of Credit at any time.

          The Company may request issuances of Letters of Credit only if:

               (a) the aggregate undrawn face amount of Letters of Credit theretofore issued by the Issuing Bank, after giving effect to all requested but unissued Letters of Credit, does not exceed any limit imposed by law or regulation upon the Issuing Bank;

               (b)  immediately after giving effect to the
          issuance of such New Permitted Letter of Credit, the aggregate Permitted Letter of Credit Amount would not exceed $5,000,000 and the Revolving Credit Commitment would not be less than $0;

               (c) such New Permitted Letter of Credit has an expiration date on or before the Business Day immediately preceding the Revolving Credit Termination
          Date;

               (d) the Company shall have satisfied in full the conditions precedent set forth in Section 6.02;

               (e)  the Company shall have delivered to the
          Issuing Bank, at such times and in such manner as the Issuing Bank may prescribe, a Letter of Credit application, a Letter of Credit Reimbursement
          Agreement, and such other documents and materials as may be required pursuant to the terms thereof;

               (f)  the terms of the proposed New Permitted
          Letter of Credit shall not be inconsistent with any term or provision of this Agreement and otherwise shall be reasonably satisfactory to the Issuing Bank; and

               (g)  as of the date of issuance of such New
          Permitted Letter of Credit, no order, judgment, or decree of any court, arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such New Permitted Letter of Credit, and no law, rule, or regulation applicable to the Issuing Bank, and no request or directive (whether or not having the force of law) from any Governmental Authority having jurisdiction over the Issuing Bank, shall prohibit or request that the Issuing Bank refrain from the issuance of letters of credit generally or the issuance of such New Permitted Letter of Credit.

                    2.15 Issuance of Letters of Credit.

               (a)  The Company shall give the Issuing Bank
          written notice in an Officers' Certificate of its request for the issuance of a New Permitted Letter of Credit no later than 10:00 a.m. three (3) Business Days prior to the date such New Permitted Letter of Credit is requested to be issued. Such notice shall be irrevocable and shall specify, with respect to such requested New Permitted Letter of Credit, the face amount, beneficiary, effective date of issuance, expiry date (which effective date and expiry date shall be a Business Day and, with respect to the expiry date, shall be no later than the Business Day immediately preceding the Revolving Credit Termination Date), and the currency in which, and the purpose for which, such New Permitted Letter of Credit is to be issued. The Issuing Bank may issue such New Permitted Letter of Credit on the date requested by the Company, unless (i) on or before the Business Day prior to such issuance date, the Issuing Bank shall have received written notice from any Bank that the conditions precedent to the Company's request for an issuance of a New Permitted Letter of Credit as set forth in Section 2.14 have not been met; or (ii) on the requested issuance date, the officer of the Issuing Bank executing such New Permitted Letter of Credit has actual knowledge that such conditions precedent to the Company's request for an issuance of a New Permitted Letter of Credit as set forth in Section 2.14 have not been met. If the Issuing Bank receives written notice, or such officer has actual knowledge that the conditions precedent to the Company's request for an issuance of a New Permitted Letter of Credit have not been met, then the Issuing Bank shall not issue any New Permitted Letter of Credit until (a) such notice is withdrawn; (b) the condition(s) described in such notice have been waived in accordance with the provisions of this Agreement, or
          (c) such officer shall have actual knowledge of the satisfaction of all conditions precedent having been met.

               (b) The Issuing Bank shall not extend or amend any New Permitted Letter of Credit unless the requirements of this Section 2.15 are met as though a new Permitted Letter of Credit was being requested and issued.

                    2.16 Reimbursement Obligations; Duties of
          Issuing Bank.

               (a)  Notwithstanding any provisions to the
          contrary in any Letter of Credit Reimbursement
          Agreement:

                    (i)  The Company shall reimburse the Issuing
               Bank for a drawing under a New Permitted Letter of Credit issued by the Issuing Bank no later than the earlier of (A) the time specified in the related Letter of Credit Reimbursement Agreement; or (B) One (1) Business Day after the Issuing Bank has provided notice (which notice may be in writing or oral, including without limitation oral notice by telephone) of any payment of such drawing by the Issuing Bank; and

                    (ii) The Company's Reimbursement Obligation
               with respect to a drawing under a New Permitted Letter of Credit shall bear interest from the date of such drawing to the date paid in full at the Applicable Prime Rate.

               (b) No action taken or omitted to be taken by the Issuing Bank in connection with any New Permitted Letter of Credit shall (i) result in any liability on the part of the Issuing Bank to any other Bank, unless the Issuing Bank's action or omission constitutes willful misconduct or gross negligence; or (ii) relieve any Bank of any of its obligations to the Issuing Bank hereunder, unless the New Permitted Letter of Credit in question was issued at a time during which a notice, described in Section 2.15, from such Bank to the Issuing Bank remained in effect. Each Bank agrees that, prior to making any payment to a beneficiary with respect to a drawing under a New Permitted Letter of Credit, the Issuing Bank shall be responsible only to confirm that documents required by the terms of such New Permitted Letter of Credit to be delivered as a condition precedent to such drawing have been delivered and that the same appear on their face to conform with the requirements thereof. Each Bank further agrees that the Issuing Bank may assume that documents appearing on their face to be the documents required to be delivered as a condition precedent to a drawing do in fact comply.

                    2.17 Participations.

               (a) Immediately upon the issuance by the Issuing Bank of any New Permitted Letter of Credit in compliance with the provisions of Section 2.14, and immediately upon conversion of an Existing Permitted Letter of Credit of an Issuing Bank to a New Permitted Letter of Credit pursuant to Section 2.22, each Bank, other than the Issuing Bank, shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Bank's Ratable Share in such New Permitted Letter of Credit, including, without limitation, all obligations of the Company with respect thereto and any security therefor or guaranty pertaining thereto.

               (b) The Issuing Bank shall promptly notify each other Bank, if the Company fails to reimburse the Issuing Bank for payments made by the Issuing Bank in respect of drawings by a beneficiary under a New Permitted Letter of Credit. Upon such Bank's receipt of such notice, such Bank shall unconditionally pay to the Agent, for the account of the Issuing Bank, an amount equal to such Bank's Ratable Share of the unreimbursed payment made by the Issuing Bank under the New Permitted Letter of Credit. Such payment shall be made by such Bank in the same currency in which the applicable New Permitted Letter of Credit was denominated and in same day funds on the day such Bank receives notice from the Agent that such payment is owing, if such notice is received by such Bank prior to 10:00 a.m. (Dallas, Texas time) on a Business Day; if such notice is not received by such time, then such Bank shall remit its payment on the next Business Day following the day such notice is received. Any amount payable by a Bank under this Subsection 2.17(b) which is not paid when due pursuant to the terms hereof, shall be payable on demand, together with interest thereon at the federal funds rate from the date such payment was due until paid in full. The failure of any Bank to make any payment owing by it under this Subsection 2.17(b) shall neither relieve nor increase the obligation of any other Bank to make any payment owing by it under this Subsection 2.17(b). The Agent shall promptly remit to the Issuing Bank all amounts received by the Agent, for the account of the Issuing Bank, from each other Bank pursuant to this Subsection 2.17(b).

               (c) Whenever the Issuing Bank receives a payment with respect to a Reimbursement Obligation (including any interest thereon) for which the Issuing Bank has received payments from another Bank pursuant to Subsection 2.17(b), the Issuing Bank shall promptly remit to each Bank which has funded its participating interest therein, in the currency and in the kind of funds so received, an amount equal to such Bank's Ratable Share thereof. Each such payment shall be made by the Issuing Bank on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 10:00 a.m. (Dallas, Texas time) on such Business Day, and otherwise on the next succeeding Business Day.

               (d) The obligations of a Bank under Subsection 2.17(b) to make payments to the Agent for the account of the Issuing Bank with respect to a New Permitted Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever, and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that the Issuing Bank has issued such New Permitted Letter of Credit in compliance with the provisions of Section 2.14), including, following without limitation, any of the circumstances:

                    (i)  any lack of validity or enforceability
               of this Agreement or any Note or Security
               Document;

                    (ii) the existence of any claim, setoff,
               defense, or other right which the Company may have at any time against a beneficiary named in a New Permitted Letter of Credit or any transferee of any New Permitted Letter of Credit (or any person for whom any such transferee may be acting), the Agent, any Bank, the Issuing Bank, or any person, whether in connection with this Agreement, any New Permitted Letter of Credit, the transactions contemplated herein, or any unrelated transactions (including any underlying transactions between the Company and the beneficiary named in any New Permitted Letter of Credit);

                    (iii)     any draft, certificate, or any
               other document presented under the New Permitted Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv) the surrender or impairment of any
               security for the performance or observance of any of the terms of any Loan Document; or

                    (v)    the occurrence of any Default or Event
               of Default.

                    2.18 Payment of Reimbursement Obligations.

               (a) The Company agrees to pay to the Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Permitted Letter of Credit immediately when due, irrespective of any claim, set-off, defense, or other right which the Company may have at any time against the Issuing Bank or any other person.

               (b)  In the event any payment by the Company
          received by the Issuing Bank with respect to a New Permitted Letter of Credit and distributed to the Banks on account of their respective participation is thereafter set aside, avoided, or recovered from the Issuing Bank in connection with any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction, each Bank which received such distribution shall, upon demand by the Issuing Bank, contribute such Bank's Ratable Share of the amount set aside, avoided, or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by it.

                    2.19 EXONERATION. As between the Company, the Issuing Bank, each other Bank and the Agent, the Company assumes all risks of the acts and omissions of, or misuse of the New Permitted Letter of Credit issued by the Issuing Bank by, the respective beneficiaries of such New Permitted Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the New Permitted Letter of Credit applications, each of the Issuing Bank, the other Banks and the Agent, in the absence of gross negligence or intentional misconduct on its part, shall not be responsible:

               (a)  for the form, validity, sufficiency,
          accuracy, genuineness, or legal effect of any document submitted by any party in connection with the application for and issuance of a New Permitted Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

               (b)  for the validity or sufficiency of any
          instrument transferring or assigning or purporting to transfer or assign a New Permitted Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

               (c)  for failure of the beneficiary of a New
          Permitted Letter of Credit to comply duly with conditions required in order to draw upon such New
          Permitted Letter of Credit;

               (d) for errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher;

               (e) for errors in interpretation of technical terms;

               (f) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any New Permitted Letter of Credit or of the proceeds thereof;

               (g) for the misapplication by the beneficiary of such New Permitted Letter of Credit; or

               (h) for any consequences arising from causes beyond the control of the Agent or any Bank (including the Issuing Bank) including, without limitation any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

               IN FURTHERANCE AND EXTENSION AND NOT IN LIMITATION OF THE SPECIFIC PROVISIONS HEREINABOVE SET FORTH, ANY ACTION TAKEN OR OMITTED BY THE ISSUING BANK UNDER OR IN CONNECTION WITH THE LETTERS OF CREDIT OR ANY RELATED CERTIFICATES, IF TAKEN OR OMITTED IN GOOD FAITH AND NOT CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, SHALL NOT PUT THE AGENT, THE ISSUING BANK OR ANY OTHER BANK UNDER ANY RESULTING LIABILITY TO THE COMPANY OR RELIEVE THE COMPANY OF ANY OF ITS OBLIGATIONS HEREUNDER TO ANY SUCH PERSON.

                    2.20 Reporting Requirements. In addition to the reports required by Section 7.01, the Company shall, no later than the tenth Business Day following the last day of each month, provide to each Bank separate schedules for each New Permitted Letter of Credit, in form and substance satisfactory to the Agent, showing the date of issue, beneficiary, face amount, expiration date, and the reference number of each New Permitted Letter of Credit issued by the Issuing Bank which was outstanding at any time during such month and the aggregate amount payable by the Company during the month pursuant to Section 2.21.

                    2.21 Compensation for Letters of Credit.

               (a) Letter of Credit Fee. The Company agrees to pay to the Agent, for the account of each Bank, in the case of each Permitted Letter of Credit, a letter of credit fee (the "Letter of Credit Fee") payable monthly in arrears equal to the product of (i) in the case of New Permitted Letters of Credit issued by NationsBank hereunder on or after June 14, 1994, two percent (2%), and (ii) in the case of Existing Permitted Letters of Credit, the percentage set forth on Schedule II hereto, of the average amount available to be drawn under such New Permitted Letter of Credit during the month then ending multiplied by the actual number of days during such month on which such New Permitted Letter of Credit was outstanding, divided by 360. The Company shall also pay to the Agent, in the event of any extension or modification of a New Permitted Letter of Credit which extends the expiration date or increases the maximum amount available for drawing thereunder an additional fee calculated and payable on the same basis as that set forth in the first sentence of this Subsection 2.21(a) with respect to any such extension or additional amount. Whenever the Issuing Bank receives a payment from the Company with respect to any fees incurred in connection with any New Permitted Letter of Credit issued by the Issuing Bank, the Issuing Bank shall promptly remit to the Agent, and the Agent shall promptly remit to each Bank which has funded its participation in such New Permitted Letter of Credit, in the currency provided for in such New Permitted Letter of Credit and in same day funds, an amount equal to such Bank's Ratable Share of such fees.

               (b) Issuing Bank's Charges. The Issuing Bank shall have the right to receive, solely for its own account, such amounts as it and the Company may agree, in writing, to compensate the Issuing Bank with respect to issuance fees and the Issuing Bank's out-of-pocket costs of issuing and servicing Letters of Credit.

               (c)  Increased Capital.  If either (i) the
          introduction of or any change in or in the interpretation of any law or regulation, or (ii) compliance by the Issuing Bank or any other Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by it or any corporation controlling it, and the Issuing Bank or such other Bank determines, on the basis of reasonable allocations, that the amount of such capital is increased by or is based upon its issuance or maintenance of or participation in, the Letters of Credit then, upon demand by such Bank, the Company shall immediately pay to the Agent (for the account of such Bank), from time to time as specified by the Issuing Bank or such other Bank, additional amounts sufficient to compensate such Bank therefor. A certificate as to such amounts submitted to the Company by such Bank shall, in the absence of manifest error, be conclusive and binding for all purposes.

                    2.22 Transitional Provisions. Schedule II contains a schedule of Existing Permitted Letters of Credit. As of June 14, 1994 (i) each of the Existing Permitted Letters of Credit shall be deemed to be converted into New Permitted Letters of Credit issued pursuant to Section 2.14, provided that no Letter of Credit Fee payable under Subsection 2.21(a)(i) shall be payable solely as a result of such conversion; and (ii) the face amount of such Existing Permitted Letters of Credit shall be included in the calculation of the Permitted Letter of Credit Amount.

          16. Section 3.01 of the Loan Agreement is hereby amended by the addition of the following sentence immediately prior to the last sentence of said section:

          Notwithstanding the foregoing, the Company may not prepay any LIBOR Loan under this Section 3.01 before the last day of the Rate Period relating thereto.

          17. Subsection 3.02(d) of the Loan Agreement is hereby amended by deleting the last sentence of said subsection in its entirety and replacing said sentence with the following sentence:

          All prepayments under this Section 3.02 or pursuant to a Notice of Election shall be without premium or penalty, except as provided in Subsection 2.13(e).

          18. Subsection 7.01(f) of the Loan Agreement is hereby amended by deleting clause (i) of said subsection in its entirety and replacing said clause with the following clause:

                    (i) setting forth computations demonstrating compliance with the financial covenants contained herein as of the date of such financial statements and for the period then ended and setting forth computations demonstrating the amount of the Leverage Ratio as of the date of such financial statements and

          19. Section 8.07 of the Loan Agreement is hereby amended by deleting the last sentence of said section in its entirety and replacing said sentence with the following sentence:

          Notwithstanding the foregoing, this Section 8.07 shall not prohibit (i) investments by the Company in the capital stock (or comparable equity or partnership interests) of one or more joint ventures that are neither Subsidiaries nor corporations "Controlled" by the Company within the meaning of the second sentence of the definition of "Affiliate" in Article 1, provided that (x) the Company shall not make or suffer to exist any investment in any such joint venture in which 50% or more of the capital stock (or comparable equity or partnership interests) is owned by the Company and (y) the aggregate book value of all such investments, together with the book value of all loans and advances permitted under Subsection 8.18(i), shall not at any time exceed 3% of the Consolidated Tangible Net Worth of the Company at such time, or (ii) the 1990 Stock Purchase Transaction as defined in the Sixth Amendment to the 1988 Loan Agreement, dated as of October 24, 1990.

          20. Section 8.18 of the Loan Agreement is hereby amended by deleting said section in its entirety and replacing said section with the following section:

                    8.18.     Loans and Advances to Other
          Persons. Make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loan or advance to any person, except for (i) loans by the Company to joint ventures, and provided that the aggregate book value of all such loans and advances, together with the book value of all investments permitted under Subsection 8.07(i), shall not at any time exceed 3% of the Consolidated Tangible Net Worth of the Company at such time, or (ii) travel advances to employees in the ordinary course of business and other loans and advances to non-officers as is normal and customary; provided, however the aggregate amount of all such travel advances and other loans and advances permitted under this Subsection 8.18(ii) shall not at any time exceed $200,000.

          21. The Loan Agreement is hereby amended by the addition thereto of the following Section:

                    9.05 Substitute Aircraft.

               (a) If the Company determines that it is in the best interest of the Company to operate one or more of the Aircraft outside the United States, then upon the delivery of an Officers' Certificate stating the United States registration number and the date (which shall not be less than 30 nor more than 90 days from the date of such Officers' Certificate) that the Company intends to commence operating such Aircraft outside the United States, the Company may request that the Agent, on behalf of the Banks, release the Aircraft to be operated outside the United States from the Security Interest and the Agent, on behalf of the Banks, within a reasonable time after such request, shall execute all documents (including all appropriate termination statements and releases) required to effect such release, provided the Company shall, on or before the date proposed in such Officers' Certificate for such Aircraft to commence operations outside the United States, provide substitute Aircraft for inclusion in the Security Interest pursuant to Subsection 9.05(b), the Appraised Value of which, as reflected on a certificate of an Independent Appraiser, in form and substance acceptable to the Agent, shall be greater than or equal to the Appraised Value, as reflected on a certificate of an Independent Appraiser, in form and substance acceptable to the Agent, of the Aircraft to be released.

               (b) For each Aircraft that the Company desires to include in the Security Interest as a substitute for an Aircraft to be released pursuant to Subsection 9.05(a), the Company shall grant a first priority security interest in such Aircraft to the Banks to secure the Company's obligations hereunder and under any other documents executed in connection herewith or contemplated hereby, whereupon such Aircraft shall constitute a portion of the Collateral subject to the Security Interest. Without limitation on the foregoing, (i) the Company shall file or cause to be filed a proper bill of sale or bills of sale covering said Aircraft (on FAA Form 8050-2, "Aircraft Bill of Sale", or on any other appropriate form) in the Aircraft Registry and in any other public office necessary for full compliance by the Company with the terms hereof; (ii) cause said Aircraft to be free and clear of all Liens (other than Permitted Liens), make the appropriate filings, registrations and recordings (including the filing of FAA Form 8050-41 and any appropriate termination statements or releases) necessary to release any existing Liens of record and otherwise cause said Aircraft to be in full compliance with all the terms and provisions of this Agreement with the same effect as if the same were a portion of the original Aircraft described in this Agreement;
          (iii) execute and deliver any registration, recordation or filing documents and any other appropriate security documentation as the Agent or any Bank through the Agent may request for the purpose of describing said Aircraft (including all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories) in reasonable detail, and expressly and specifically subjecting the same to the Security Interest; (iv) deliver or cause to be delivered to the Agent and each Bank an opinion of counsel (dated the date of the filing for recordation in the Aircraft Registry of the security documentation referred to in clause (iii) above) to the effect that the Company has good and marketable title to said Aircraft free of all Liens (other than Permitted Liens) and that said Aircraft has been duly subjected to the Security Interest and constitutes a portion of the Collateral; and (v) deliver to the Agent and each Bank an Officers' Certificate certifying that the Company is in full compliance with all provisions of this Agreement with respect to the same.

               (c) The Agent shall be absolutely entitled to rely on the Officers' Certificates, certificates of Independent Appraisers and opinions of counsel referred to in Subsections 9.05(a) and (b) for the veracity of each of the statements made therein absent actual knowledge to the contrary on the part of the officer of the Agent executing the documents relating to such release or addition. The Agent shall not be required to investigate or verify any statement made in such Officers' Certificates, certificates of Independent Appraisers and opinions of counsel and any investigation that the Agent shall elect to undertake shall not affect its ability to rely on such Officers' Certificates, Certificates of Independent Appraisers and opinions of counsel.

               (d)  Each of the Banks hereby authorizes the
          Agent, upon the delivery of the Officers' Certificate, certificates of Independent Appraisers and opinion of counsel required by Subsections 9.05(a) and (b), to execute and deliver (and, where appropriate, as determined by the Agent in its sole and independent discretion, to authorize others to execute and deliver on its behalf) on behalf of the Banks, all documents required to effect the release of the Aircraft to be operated outside the United States and the addition of one or more substitute Aircraft to the Security Interest.

          22. Section 10.02 of the Loan Agreement is hereby amended by deleting the phrase "each Bank to issue Permitted Letters of Credit" in each place in which it appears in said section and replacing said phrase with the phrase "NationsBank to issue Permitted Letters of Credit".

          23. The Loan Agreement is hereby further amended by the replacement of Schedule II thereto with the Schedule II attached hereto as Exhibit A.

          24. Each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of like import referring to the Loan Agreement, and each reference in the Notes, the Security Documents and any other documents or instruments executed in connection with the Loan Agreement to the "Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

          25. Except as specifically amended or waived by this Amendment, the Loan Agreement shall remain in full force and effect and is in all respects hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Bank under the Loan Agreement or the Notes and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.

          26. The Company hereby represents that (a) after giving effect to the amendments contemplated herein, the representations and warranties contained in the Loan Agreement, the Notes, the Security Documents, and any other documents or instruments executed in connection with the Loan Agreement (collectively, the "Loan Documents") are true and correct on and as of the date hereof as though made on and as of such date, (b) upon the execution of this Amendment and that certain Request for Limited Waiver from the Company to the Agent and the Banks dated as of January 21, 1994 (the "Waiver Letter"), the Company will not be in default in the due performance of any covenant on its part in the Loan Documents, and (c) upon the execution of the Waiver Letter, no Default or Event of Default has occurred and is continuing or is imminent.

          27. The Company acknowledges, confirms, and warrants that the Security Documents and any other security instruments executed at any time in connection with the Loan Agreement continue to secure, inter alia, the payment of all indebtedness at any time created pursuant to the Loan Agreement, as hereby amended.

          28.  The effectiveness of this Amendment is subject to
(i) the Company's delivery to the Agent, for the account of the Banks, of the following items on or before July 21, 1994:

               (a) an Officers' Certificate of the Company with directors' resolutions attached;

               (b) a counterpart of this Amendment executed by the Company; and

               (c) a counterpart of the Waiver Letter executed by the Company,

                    (ii) the delivery to the Agent of
               counterparts of this Amendment and the Waiver Letter executed by each of the Banks, and (iii) opinions of counsel to the Company in form and substance acceptable to the Banks, on or before July 10, 1994.

          29. The Company agrees to do, execute, acknowledge, and deliver, all and every such further acts and instruments as the Agent may request for the better assuring and confirming unto the Agent and the Banks all and singular the rights granted or intended to be granted hereby or hereunder.

          30. The Company agrees to pay on demand all reasonable costs and expenses of the Banks in connection with the preparation, reproduction, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Banks, and with respect to advising each Bank as to its rights and responsibilities under the Loan Agreement, as hereby amended). In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing, or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

          31. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          32. THIS AMENDMENT SHALL BE INTERPRETED AND GOVERNED BY, AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) AND JUDICIAL DECISIONS OF' THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW. This Amendment shall be binding upon the Company, the Agent and the Banks and their respective successors and assigns.

               IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Loan Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                             PETROLEUM HELICOPTERS, INC.



                             By:      __________________

                             Name:    __________________

                             Title:   __________________


                             NATIONSBANK OF TEXAS, N.A.,



                             By:      __________________

                             Name:    __________________

                             Title:   __________________


                             WHITNEY NATIONAL BANK



                             By:      __________________

                             Name:    __________________

                             Title:   __________________


                             FIRST NATIONAL BANK OF COMMERCE



                             By:      __________________

                             Name:    __________________

                             Title:   __________________

          SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT



                                Schedule II

                   Existing Permitted Letters of Credit


                                          Issuance Expiration
LOC#    Beneficiary  Amount    LOC Fee      Date    Date
Purpose

BG93/021 Comptroller  SGD25,000 1.5% p.a.  7/30/93  12/31/94   1994
         of Income Tax,                                        Singa-
         Singapore                                             pore
                                                               income
                                                               tax
                                                               bond
                                                               for PHI
                                                               employee

BG94/026 Comptroller  SGD43,600 2.0% p.a.  4/12/94  12/31/95   1995
         of Income Tax,                                        Singa-
         Singapore                                             pore
                                                               tax
                                                               bond
                                                               for PHI
                                                               employee

135631   State Bank   USD25,000 2.0% p.a.  4/11/94  1/14/95    Bid Bond
         of India                                              for
                                                               helicopter
                                                               contract

135641   Banco de la  USD       2.0% p.a.  4/20/94  10/17/94   Bond for
         Nacion       1,476,696                                disputed
         Argentina                                             helicopter
                                                               import
                                                               duty

135650   Bank of      USD25,000 2.0% p.a.  4/29/94  1/14/95    Bid bond
         America                                               for
         New Delhi                                             helicopter
                                                               contract

New      Bank of      USD75,000 2.0% p.a.  5/13/94  1/23/95    Bid bond
         America                                               for 3
         New Delhi                                             helicopter
                                                               contracts